Webb & Company, P.A. Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No.3 of our report dated October 8, 2007 relating to the financial statements of the The Golf Alliance Corporation.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement

/s/ Webb & Company, P.A.

WEEB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 8, 2008